Exhibit 10.80

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of the 8th day of November, 2010, by and between LookSmart, Ltd. (the “Company”) and Dexline, it being acknowledged and agreed that Dr. Jean-Yves Dexmier (“Consultant” or “Dr. Dexmier”) would be providing the services described herein on behalf of Dexline.

WITNESSETH:

WHEREAS, on December 14, 2009, the Board of Directors of the Company (the “Board”) appointed Dr. Dexmier to act as interim Chief Executive Officer (“Interim CEO”) of the Company following the departure of the Company’s prior Chief Executive Officer. In making this appointment, the Board acknowledged Dr. Dexmier’s executive leadership experience within the technology industry and further acknowledged that Dr. Dexmier shall continue to serve as Executive Chairman of the Board; and

WHEREAS, Company believes that it would be beneficial to continue to retain the services of Consultant; and

WHEREAS, the parties desire to reduce the terms of such consultant relationship to writing.

NOW, THEREFORE, in consideration of the foregoing and the terms, covenants, and conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. Term and Termination

1.1 Term. This Agreement shall terminate upon the earlier of: (i) the Company’s hiring of a new Chief Executive Officer or (ii) the eighteen-month anniversary of the commencement of Consultant’s consulting relationship with the Company as Interim CEO, unless earlier terminated as provided in this Agreement. This term may be extended by the mutual written consent of the parties.

1.2 Termination by Consultant or Company. Either Consultant or the Company may terminate this Agreement with or without cause, at any time upon fifteen (15) days prior written notice to the other party. Upon any such termination, Consultant shall be entitled to only such payment as set forth in Section 3, below. The Company also may terminate this Agreement immediately in its sole discretion upon Consultant’s material breach of Section 11 (“Noninterference with Business”), or the Confidentiality Agreement attached hereto as Exhibit A.

1.3 Survival. The rights and obligations contained in Sections 4 (“Ownership of Work Product”), 5 (“Artist’s and Moral Rights”), 6 (“Representations and Warranties”), and 11 (“Noninterference with Business”), and in the Confidentiality Agreement will survive any termination or expiration of this Agreement.

2. Scope of Consulting

The Company hereby confirms its engagement of Consultant, and Consultant hereby confirms his acceptance of such engagement, to act as the Company’s Interim CEO. As Interim CEO, Consultant shall perform such services and duties (the “Services”) as required by the Board, to whom he shall report. In addition, Consultant will remain on the Board, until he resigns or fails to be re-elected by the Company’s stockholders. In the performance of the Services under this Agreement, the Company will rely on the Consultant to provide his best efforts and as much time as necessary to provide leadership for the Company. The time devoted to accomplish the duties hereunder shall be within the Consultant’s control although it is expected that Consultant will provide the Services on a full-time basis.

3. Compensation

3.1 In consideration of the full and faithful performance of the Services herein covenanted, the Company agrees to pay Consultant the sum of $36,000 per month (the “Consulting Fees”).

3.2 In addition to the cash compensation described above, on July 28, 2010 (the “Grant Date”), the Board approved a grant of 300,000 stock options (the “Option”) to Consultant under the Company’s 2007 Equity Incentive Plan (the “Plan”). The Option is subject to the terms and conditions of the Plan and the Option agreement to be entered into between the Company and Consultant. The Option has an exercise price equal to the fair market value of the Company’s Common Stock on the Grant Date, based upon the per share closing price on the NASDAQ Stock Market on such date. The shares subject to the Option shall vest over four (4) years, with the first twenty-five percent (25%) of the Option shares vesting one year from July 28, 2010, and the remainder vesting on a monthly basis in equal increments during the thirty-six (36) month period following the initial vesting date until all of the shares are fully vested or until the Consultant no longer serves as a consultant or service provider to the Company and Dr. Dexmier no longer serves on the Company’s Board. In addition, in the event that the Company experiences a Change of Control (as defined below) and within 12 months thereafter Consultant’s service to the Company under this Agreement is terminated by the Company without Cause (as defined below) or Consultant terminates this Agreement for Good Reason (as defined below), then all of Consultant’s then-unvested Option shares shall immediately vest and become exercisable.

3.3 Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) “Cause” shall mean that the Consultant: (a) is convicted of, or pleads nolo contendere to, any felony or other offense involving moral turpitude or any crime related to his service, or commits any unlawful act of personal dishonesty resulting in personal enrichment in respect of his relationship with the Company or any subsidiary or affiliate or otherwise detrimental to the Company in any material respect; (b) fails to consistently perform the Services in good faith and to the best of his ability; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this clause unless it has first provided the Consultant with written notice and an opportunity to cure such failure; (c) willfully disregards or fails to follow instructions from the Board to do any legal act related to the Company’s business and/or the Services; (d) willfully disregards or violates material provisions of the Company’s Code of Conduct or other corporate policies; (e) exhibits habitual drunkenness or engages in substance abuse which in any way materially affects his or her ability to perform the Services; or (f) commits any material violation of any state or federal law relating to the workplace environment.

(b) “Change of Control” shall mean the sale of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity by means of consolidation or merger pursuant to which the then current stockholders of the Company shall hold less than fifty percent (50%) of the voting power of the surviving corporation; provided, however, that a reincorporation of the Company in another jurisdiction shall not constitute a “Change of Control.”

(c) “Good Reason” shall mean that Consultant terminates this Agreement as a result of (i) (A) the Company making a material adverse change in the terms of this Agreement, (B) a material reduction of the Consulting Fees specified in this Agreement, or (C) the Company (or any successor thereto) materially breaching the terms of this Agreement, any of which events occurs without Consultant’s written consent; (ii) Consultant provides written notice to the Board within the sixty (60) days immediately following such material change or reduction; (iii) such material change or reduction is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice; and (iv) Consultant’s termination of this Agreement is effective not later than ninety (90) days after the expiration of such thirty (30) day cure period.

3.3 In addition to the foregoing, the Company shall pay all of Consultant’s reasonable expenses associated with the performance of the duties as Interim CEO. Invoices for the reimbursable expenses shall be sent to the Company’s Chief Financial Officer no later than the tenth day of the month following each month. The Company shall pay Consultant’s invoices within fifteen (15) days of the receipt thereof.

4. Ownership of Work Product

Consultant hereby assigns to the Company all right, title and interest in and to any work product created by Consultant, or to which Consultant contributes, pursuant to this Agreement (the “Work Product”), including all copyrights, trademarks and other intellectual property rights contained therein. Consultant agrees to execute, at the Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, the copyright assignment set forth as Exhibit B (“Assignment of Copyright”). In the event that Consultant does not, for any reason, execute such documents within a reasonable time of the Company’s request, Consultant hereby irrevocably appoints the Company as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest.

5. Artist’s and Moral Rights

If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product which cannot be assigned, Consultant agrees to waive enforcement worldwide of such rights against the Company. In the event that Consultant has any such rights, that cannot be assigned or waived, Consultant hereby grants to the Company an exclusive, worldwide, irrevocable, perpetual license to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known of later developed.

6. Representations and Warranties

Consultant represents and warrants that: (a) Consultant has the right and unrestricted ability to assign the Work Product to the Company as set forth in Section 4, and (b) the Work Product will not infringe upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law.

7. Place of Work

It is understood that the Services will be rendered from the Company’s offices, the Consultant’s residence and at third-party locations where appropriate.

8. Independent Contractor Relationship

Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Contractor will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Company, that is inconsistent with Contractor being an independent contractor (and not an employee) of Company. As Interim CEO, Consultant shall have authority to make binding decisions and contractual commitments on behalf of the Company consistent with the authority granted by the Board.

Consultant is not and will not be considered an employee of the Company, and as a result will not be entitled to benefits based on work performed under this Agreement provided by the Company to its employees including but not limited to life insurance, death benefits, accident or health insurance, qualified pension or retirement plans, or any other employee benefit. Consultant hereby waives any right to said Company employee benefits by executing this Agreement. If, notwithstanding the foregoing, Contractor is reclassified as an employee of Company, or any affiliate of Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Contractor agrees that Contractor will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by the Company.

Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. Contractor will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

9. Confidentiality

Dr. Dexmier, recognizing that the work in which he will be engaged under this Agreement is of a proprietary nature, has entered into the Confidentiality Agreement attached hereto as Exhibit A. The obligations under the Confidentiality Agreement shall survive the termination of this Agreement.

10. No Conflict of Interest

During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s obligations, or the scope of services rendered for the Company, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant agrees to indemnify the Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.

11. Noninterference with Business

During this Agreement, and for a period of [one year] immediately following its termination, Consultant agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, Consultant agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with the Company.

12. Successors and Assigns

Consultant may not subcontract or otherwise delegate its obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Consultant’s assignees.

13. Waiver

The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

14. Notice

All notices to be provided hereunder shall be in writing and delivered and mailed to the parties at the address that each party provides the other from time to time in writing.

15. Miscellaneous

15.1 This Agreement is governed by the laws of the State of California without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. Contractor irrevocably consents to the personal jurisdiction of the state and federal courts located in San Francisco County, California for any suit or action arising from or related to this Agreement, and waives any right Contractor may have to object to the venue of such courts. Contractor further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by Contractor against Company.

15.2 This Agreement (including Exhibits A and B) forms the complete and exclusive statement of your agreement with the Company concerning the subject matter hereof. The terms in this Agreement supersede any other representations or agreements made to Consultant by any party whether oral or written. The terms of this Agreement cannot be changed without written agreement signed by Consultant and a duly authorized officer of the Company.

15.3 In case any provision contained in this Agreement shall, for any reason, be held invalid or unenforceable in any respect, such provision will be construed and enforced so as to render it valid and enforceable consistent with the general intent of the parties insofar as possible under applicable law.

15.4 Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:	Consultant:

LookSmart, Ltd.	Dexline

By:	/s/ Stephen C. Markowski	/s/ Jean-Yves Dexmier

Name:	Stephen C. Markowski	By Jean-Yves Dexmier

Title:	Chief Financial Officer

EXHIBIT A

CONFIDENTIALITY AGREEMENT

EXHIBIT B

ASSIGNMENT OF COPYRIGHT

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to the Company and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:

Author(s):

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed this              day of                     ,         .

Signature:

Printed Name: Jean-Yves Dexmier, Dexline